Exhibit 99.1

Horizon Technology Finance Announces Resignation of CFO

and Names Daniel R. Trolio as Vice President of Finance and

Interim CFO

FARMINGTON, Conn., August 23, 2016 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, announced today the resignation of Senior Vice President, Chief Financial Officer and Treasurer Christopher M. Mathieu, effective August 31, 2016, to pursue other opportunities.

Horizon has appointed Daniel R. Trolio, currently Horizon’s Vice President and Corporate Controller, as Vice President of Finance and Interim Chief Financial Officer, effective September 1, 2016, while Horizon conducts a search for Mr. Mathieu’s permanent successor. Mr. Trolio has served as Vice President and Corporate Controller since 2010 and has been responsible for supervision of all Horizon’s accounting functions as well as tax and financial reporting. Mr. Trolio has also held the same positions with Horizon Technology Finance Management LLC, the Company’s advisor, since 2006.

Prior to joining Horizon, Mr. Trolio served as Senior Manager at a regional public accounting firm and has held positions with KPMG LLP and Arthur Andersen LLP. Mr. Trolio earned a Bachelor of Science degree in accountancy, with honors, from Bentley University and a Master of Science degree in taxation from the University of Hartford. He is a Certified Public Accountant, chartered in the State of Connecticut.

“On behalf of our entire team, I want to thank Chris for his many contributions to Horizon’s success and wish him well in his future endeavors,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon. “I am also pleased to congratulate Dan Trolio on his new role. Dan has been with Horizon since prior to our 2010 IPO and has played a key role in our history as a public company. His in-depth knowledge of our operations makes him well-suited for this leadership role and we are fortunate to have an executive of Dan’s caliber serve as interim CFO.”

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Walnut Creek, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:
Horizon Technology Finance	Investor Relations and Media Contacts:
Robert D. Pomeroy, Jr.	The IGB Group
Chairman & Chief Executive Officer	Scott Eckstein / Leon Berman
(860) 676-8656	(212) 477-8261 / (212) 477-8438
rob@horizontechfinance.com	seckstein@igbir.com / lberman@igbir.com